                                   AMENDMENT

Dated:             February 11, 1997

To be Effective:    February 12, 1997

                                       TO
                         DEAN WITTER GROWTH SELECT FUND
                              DECLARATION OF TRUST
                                FEBRUARY 6, 1997

                             Amendment dated February 11, 1997 to the
                             Declaration of Trust (the "Declaration") of Dean Witter Growth Select Fund (the "Trust") dated February 6, 1997

    WHEREAS,   the  Trust  was  established  by  the  Declaration  on  the  date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

    WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Dean Witter Managers' Select Fund," to be effective on February 12, 1997;

    1. Section 1.1 of Article I of the Declaration is hereby amended so that the Section shall read in its entirety as follows:

        "Section 1.1 NAME. The name of the Trust created hereby is the "Dean Witter Managers' Select Fund," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

    2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that the Subsection shall read in its entirety as follows:

        "Section 1.2  DEFINITIONS...

        (o) "TRUST" means the Dean Witter Managers' Select Fund."

    3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

    4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

    IN WITNESS WHEREOF, the undersigned have executed this amendment to the Declaration of Trust this 11th day of February, 1997.

         /s/ Charles A. Fiumefreddo                       /s/ Robert S. Giambrone
--------------------------------------------   --------------------------------------------
         Charles A. Fiumefreddo, as                       Robert S. Giambrone, as
        Trustee and not individually                   Trustee and not individually
           Two World Trade Center                         Two World Trade Center
          New York, New York 10048                       New York, New York 10048

               /s/ Barry Fink
--------------------------------------------
           Barry Fink, as Trustee
            and not individually
           Two World Trade Center
          New York, New York 10048

STATE OF NEW YORK        :ss.:
COUNTY OF NEW YORK

    On this 11th day of February, 1997, CHARLES A. FIUMEFREDDO, ROBERT S. GIAMBRONE and BARRY FINK, known to me and known to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                                    /s/ Doreen Hughes
                                                      Notary Public

My commission expires: 12/9/97